Exhibit 99.1

FOR IMMEDIATE RELEASE

BAXTER REPORTS FIRST-QUARTER 2022 RESULTS

•First-quarter revenue of $3.7 billion increased 26% on a reported basis, 29% on a constant currency basis and 3% on an operational basis1
•First-quarter U.S. GAAP earnings per share (EPS) totaled $0.14; Adjusted EPS totaled $0.93
•Baxter expects full-year 2022 sales growth of 23% to 24% on a reported basis, 25% to 26% on a constant currency basis and approximately 3% on an operational basis
•Baxter expects full-year U.S. GAAP EPS of $2.35 to $2.43 and adjusted EPS of $4.12 to $4.20
•The company is hosting an Investor Conference on May 25, 2022, to provide additional details regarding its strategic outlook and updated long-term financial guidance

DEERFIELD, Ill., APRIL 28, 2022 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today reported results for the first quarter of 2022.
“Our positive momentum in the first quarter of 2022 was fueled by the diversity and durability of our medically essential product portfolio – dynamics that have further strengthened with our recent acquisition of Hillrom,” said José (Joe) E. Almeida, chairman, president and chief executive officer. “As we continue to navigate the impact of COVID-19, geopolitical unrest, inflationary pressures and supply chain challenges, we remain focused on advancing our lifesaving Mission and enhancing shareholder value through innovation, increased global portfolio access and our steadfast focus on operational effectiveness. We look forward to sharing more information at our upcoming 2022 Investor Conference on how our strategy, long-range plan and trajectory will benefit our many stakeholder communities.”

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1 See tables to the press release for reconciliations of non-GAAP measures used in this press release to the corresponding U.S. GAAP measures.

First-Quarter Financial Results
Worldwide sales in the first quarter totaled approximately $3.7 billion, an increase of 26% on a reported basis, 29% on a constant currency basis and 3% on an operational basis. Operational sales in the quarter exclude the impacts of foreign exchange and the December 2021 acquisition of Hillrom.
Sales in the U.S. totaled $1.76 billion, increasing 49% on a reported basis and 3% operationally. International sales of $1.95 billion increased 10% on a reported basis, 16% at constant currency and 3% operationally.
Among Baxter’s businesses, Medication Delivery achieved double-digit growth at constant currency rates, driven by improving rates of hospital admissions and increased sales of large and small volume parenteral solutions as well as infusion systems. BioPharma Solutions also achieved double-digit constant-currency growth, reflecting the year-over-year impact of multiple collaborations to help manufacture COVID-19 vaccines on a contract basis. Advanced Surgery delivered high single-digit growth at constant currency rates, driven by an improvement in the rate of surgical procedures compared to the same period last year. Additionally, Renal Care and Clinical Nutrition grew at low single digits year-over-year at constant rates. Growth was partially offset by a decline in Pharmaceuticals, due to generic competition for certain molecules and supply constraints impacting product availability. Acute Therapies declined high single digits at constant currency rates, following last year’s surging demand for continuous renal replacement therapy (CRRT) products in the comparable period to help treat COVID-19.
Baxter’s newly acquired Hillrom businesses – Patient Support Systems, Front Line Care and Surgical Solutions – contributed approximately $755 million to first-quarter performance on a reported basis.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s product categories and segments.
For the first quarter, net income attributable to Baxter was $71 million, or $0.14 per diluted share, a decline of 76% on a U.S. GAAP (Generally Accepted Accounting Principles) basis. These results include special items totaling $400 million after tax, which were primarily related to intangible asset amortization and expenses related to the Hillrom acquisition. On an adjusted basis, net income attributable to Baxter totaled $471 million, or $0.93 per diluted share, a 22% increase for the quarter.
Business Highlights2
Baxter continues to advance its strategic priorities in pursuit of its Mission to Save and Sustain Lives. Among recent highlights, the company:
•Announced a long-term strategic partnership with Digital Diagnostics to offer its IDx-DR® autonomous AI software as a diagnostic service combined with the Welch Allyn RetinaVue 700 Imager. The partnership is intended to improve access to effective diagnostic services for the detection of diabetic retinopathy, which frequently goes undiagnosed and untreated, potentially leading to higher risk of subsequent visual loss and blindness.
•Received U.S. FDA clearance of its ST Set used in continuous renal replacement therapy (CRRT). The ST Set is a pre-connected, disposable, extracorporeal (outside the body) circuit that provides blood purification through a semipermeable membrane to be used with the PrisMax or Prismaflex control units (monitors). It has been available to customers in the U.S. since August 2020, when it received Emergency Use Authorization (EUA) from the FDA to provide CRRT to treat patients in an acute care environment during the COVID-19 pandemic.
•Announced data indicating that the use of its Sharesource remote patient management platform with an automated peritoneal dialysis (APD) cycler may improve the clinical effectiveness of home kidney patients' care by extending their time on therapy by 3.4 months.
•Announced findings from an observational study on data from the Starling Registry that found that monitoring changes in stroke volume and cardiac input may help predict mortality in critically ill patients. The study assessed 127 critical care patients in the intensive care unit that received hemodynamic monitoring using Baxter’s Starling Fluid Management Monitoring System.

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2See links to original press releases for additional product information.

•Announced initial investments in nine startups participating in the mHUB Accelerator, the largest and fastest-growing physical product innovation center in the U.S. Each of the nine startups is developing technologies that align with Baxter’s early-stage innovation priorities.
Among corporate responsibility highlights, Baxter was recently recognized by Forbes on its list of America’s Best Large Employers 2022, based on employee ratings of factors such as working conditions, development opportunities and compensation. Baxter was also recently named to Forbes’ America's Best Employers for Diversity 2022, which identifies companies most dedicated to diversity, equity and inclusion.
Novum IQ Infusion Platform Update
On March 21, 2022, and as shared in its Form 8-K, Baxter submitted responses to FDA’s additional information requests for the company’s new Novum IQ Large Volume Pump (LVP) and related Dose IQ Safety Software. On April 22, 2022, Baxter received an additional information request from FDA that identified an issue, the adequate resolution of which is required to obtain FDA clearance of the Novum IQ LVP. As a result, the 510(k) review has been placed on hold so that Baxter can respond accordingly. Baxter currently expects to respond to FDA’s additional information request within the calendar year. The company continues to expect submission of responses to FDA on the filing of the Novum IQ Syringe Pump in the second quarter of 2022.
“We are committed to responding to the FDA’s requests, and to bringing the benefits of the Novum IQ infusion platform to patients and caregivers in the U.S. and beyond,” said Almeida.
2022 Financial Outlook
For full-year 2022: Baxter now expects U.S. GAAP earnings of $2.35 to $2.43 per diluted share and adjusted earnings, before special items, of $4.12 to $4.20 per diluted share. The company expects sales growth of 23% to 24% on a reported basis, 25% to 26% on a constant currency basis and approximately 3% on an operational basis. Baxter’s updated full-year financial outlook reflects the impact from higher oil prices, ongoing supply chain challenges causing increased inflationary pressures as well as the removal of any contribution from the Novum IQ infusion system.

For second-quarter 2022: The company expects sales growth of approximately 26% on a reported basis, 29% to 30% on a constant currency basis and approximately 4% on an operational basis.

The company expects U.S. GAAP earnings of $0.48 to $0.51 per diluted share and adjusted earnings, before special items, of $0.86 to $0.89 per diluted share.
2022 Investor Conference
On May 25, 2022, Baxter will host an Investor Conference in Glenview, Ill., with an accompanying live webcast. Chairman and CEO Joe Almeida and other members of Baxter’s senior leadership team will provide a closer look at the company’s growth strategy, innovation pipeline and long-range plan. More information including a link to register for the conference is available in the Investor Relations section of Baxter.com.
First-Quarter 2022 Earnings Conference Call
A webcast of Baxter’s first-quarter 2022 conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on April 28, 2022. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, kidney care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.
Non-GAAP Financial Measures
This press release and the accompanying tables contain financial measures that are not calculated in accordance with U.S. GAAP. The non-GAAP financial measures include adjusted gross margin, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating income, net, adjusted operating income, adjusted operating margin, adjusted interest expense, net, adjusted income before income taxes, adjusted income tax expense, adjusted net income, adjusted net income attributable to Baxter stockholders, and adjusted diluted earnings per share, all of which exclude special items, sales growth on a constant currency and operational basis, and free cash flow. Special items are excluded because they are highly variable or unusual, and of a size that may substantially affect the company’s reported operations for a period. Certain of those items represent estimates based on information reasonably available at the time of the press release. Future events or new information may result in different actual results.

Net sales growth rates are presented on a constant currency basis. These measures provide information on the percentage change in net sales growth assuming that foreign currency exchange rates have not changed between the prior and current periods. Net sales growth rates are also presented on an operational basis. For the quarter ended March 31, 2022, operational sales growth excludes the impact of foreign exchange and the December 2021 acquisition of Hillrom. This measure provides information on the change in net sales growth rates assuming that foreign exchange rates remained constant and excluding the impact of the company’s recent acquisition of Hillrom.
For the quarters ended March 31, 2022 and 2021, special items include intangible asset amortization, business optimization charges, acquisition and integration expenses, expenses related to European medical devices regulation, product-related items, and investigation and related costs. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the reconciliations to corresponding U.S. GAAP financial measures, may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results (including the outlook for second-quarter and full-year 2022) and business development and regulatory activities (including the December 2021 acquisition of Hillrom). These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the impact of global economic conditions (including potential trade wars and economic sanctions) and public health crises and epidemics, such as the ongoing coronavirus (COVID-19) pandemic, on the company and its employees, customers and suppliers, including foreign governments in countries in which the company operates; demand for and market acceptance of risks for new and existing products; product development risks (including any delays in obtaining required regulatory approvals or failures to obtain such approvals); product quality or patient safety concerns; continuity, availability and pricing of acceptable raw materials and component supply; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster, public health crises and epidemics/pandemics, geopolitical crises, regulatory actions or otherwise); accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Cheetah Medical, Seprafilm Adhesion Barrier, specified OUS rights to Caelyx/Doxil, full U.S. and specific OUS rights to Transderm Scop, PerClot, Hillrom and certain rights to Zosyn in the U.S. and Canada); breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft; the adequacy of the company’s cash flows from operations and other sources of liquidity to meet its ongoing cash obligations and fund its investment program; loss of key employees or inability to identify and recruit new employees; future actions of regulatory bodies and other governmental authorities, including FDA, the Department of Justice, the SEC, the New York Attorney General and foreign regulatory agencies, including the continued delay in lifting the warning letter at the company’s Ahmedabad facility; the outcome of pending or future litigation, including the opioid litigation and current and future ethylene oxide litigation or other claims; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement, which may substantially change the U.S. end-stage renal disease market and demand for the company’s peritoneal dialysis products, necessitating significant multiyear capital expenditures, which are difficult to estimate in advance; failures with respect to compliance programs; future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; fluctuations in foreign exchange and interest rates; the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; global, trade and tax policies; any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax or the Build Back Better framework; actions taken by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Caelyx, Cheetah Medical, Dose IQ, Doxil, Hillrom, Novum IQ, Prismaflex, PrisMax, PerClot, RetinaVue, Seprafilm, Sharesource, Starling, and Welch Allyn are registered trademarks of Baxter International Inc. or its subsidiaries. IDx-DR is a registered trademark of Digital Diagnostics. Transderm Scop is a registered trademark of Novartis AG. Zosyn is a registered trademark of Pfizer Inc. Any other trademarks or product brands appearing herein are the property of their respective owners.

Media Contact
Eric Tatro, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

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BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended March 31,
	2022	2021	Change
NET SALES	$3,707	$2,946	26%
COST OF SALES	2,359	1,801	31%
GROSS MARGIN	1,348	1,145	18%
% of Net Sales	36.4%	38.9%	(2.5 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,052	627	68%
% of Net Sales	28.4%	21.3%	7.1 pts
RESEARCH AND DEVELOPMENT EXPENSES	150	128	17%
% of Net Sales	4.0%	4.3%	(0.3 pts)
OTHER OPERATING INCOME, NET	(17)	—	NM
OPERATING INCOME	163	390	(58)%
% of Net Sales	4.4%	13.2%	(8.8 pts)
INTEREST EXPENSE, NET	85	34	150%
OTHER (INCOME) EXPENSE, NET	(16)	5	(420)%
INCOME BEFORE INCOME TAXES	94	351	(73)%
INCOME TAX EXPENSE	21	51	(59)%
% of Income Before Income Taxes	22.3%	14.5%	7.8 pts
NET INCOME	73	300	(76)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2	2	0%
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$71	$298	(76)%

EARNINGS PER SHARE
Basic	$0.14	$0.59	(76)%
Diluted	$0.14	$0.58	(76)%

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	503	505
Diluted	509	511

ADJUSTED OPERATING INCOME (excluding special items)¹	$666	$501	33%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$597	$462	29%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$471	$386	22%
ADJUSTED DILUTED EPS (excluding special items)¹	$0.93	$0.76	22%
1    Refer to page 9 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the three months ended March 31, 2022 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,348	$1,052	$150	$(17)	$163	$94	$21	$73	$71	$0.14
Reported percent of net sales (or percent of income before income taxes for income tax expense)	36.4%	28.4%	4.0%	(0.5)%	4.4%	2.5%	22.3%	2.0%	1.9%
Intangible asset amortization[1]	122	(95)	—	—	217	217	48	169	169	0.33
Business optimization items[2]	2	(78)	(1)	—	81	81	20	61	61	0.12
Acquisition and integration expenses[3]	164	(24)	—	17	171	171	30	141	141	0.28
European medical devices regulation[4]	11	—	—	—	11	11	2	9	9	0.02
Product-related items[5]	23	—	—	—	23	23	3	20	20	0.04
Adjusted	$1,670	$855	$149	$—	$666	$597	$124	$473	$471	$0.93
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	45.0%	23.1%	4.0%	0.0%	18.0%	16.1%	20.8%	12.8%	12.7%

The company’s U.S. GAAP results for the three months ended March 31, 2021 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,145	$627	$128	$—	$390	$351	$51	$300	$298	$0.58
Reported percent of net sales (or percent of income before income taxes for income tax expense)	38.9%	21.3%	4.3%	0.0%	13.2%	11.9%	14.5%	10.2%	10.1%
Intangible asset amortization[1]	64	—	—	—	64	64	12	52	52	0.10
Business optimization items[2]	21	(6)	—	—	27	27	7	20	20	0.04
Acquisition and integration expenses[3]	—	(1)	—	—	1	1	—	1	1	0.00
European medical devices regulation[4]	8	—	—	—	8	8	2	6	6	0.01
Investigation and related costs[6]	—	(11)	—	—	11	11	2	9	9	0.02
Adjusted	$1,238	$609	$128	$—	$501	$462	$74	$388	$386	$0.76
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	42.0%	20.7%	4.3%	0.0%	17.0%	15.7%	16.0%	13.2%	13.1%
1The company’s results in 2022 and 2021 included intangible asset amortization expense of $217 million ($169 million, or $0.33 per diluted share, on an after-tax basis) and $64 million ($52 million, or $0.10 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2022 and 2021 included charges of $81 million ($61 million, or $0.12 per diluted share, on an after-tax basis) and $27 million ($20 million, or $0.04 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis. In 2022, restructuring charges include actions taken in connection with our integration of Hill-Rom Holdings, Inc. (Hillrom), which we acquired in December 2021.
3The company’s results in 2022 included $171 million ($141 million, or $0.28 per diluted share, on an after-tax basis) of acquisition and integration-related expenses. That amount includes costs related to our acquisition of Hillrom, primarily reflecting incremental costs of sales from the fair value step-ups on acquired Hillrom inventory that was sold in the current period. The acquisition and integration-related expenses related to Hillrom were partially offset by a benefit from a change in the estimated fair value of contingent consideration liabilities assumed in the Hillrom acquisition. The company’s results in 2021 included $1 million ($1 million, or $0.00 per diluted share, on an after-tax basis) of integration expenses related to the acquisition of the rights to Caelyx and Doxil for specified territories outside of the U.S.
4The company’s results in 2022 and 2021 included costs of $11 million ($9 million, or $0.02 per diluted share, on an after-tax basis) and $8 million ($6 million, or $0.01 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that became effective in stages beginning in 2021.
5The company's results in 2022 included charges of $23 million ($20 million, or $0.04 per diluted share, on an after-tax basis) related to warranty and remediation activities from two field corrective actions on certain of our infusion pumps.
6The company’s results in 2021 included costs of $11 million ($9 million, or $0.02 per diluted share, on an after-tax basis) for investigation and related costs from matters associated with the company’s investigation of foreign exchange gains and losses.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2022	2021	% Growth @ Actual Rates	% Growth @ Constant Rates
Americas	$1,626	$1,560	4%	5%
EMEA	699	738	(5)%	2%
APAC	627	648	(3)%	0%
Hillrom	755	—	N/A	N/A
Total Baxter	$3,707	$2,946	26%	29%
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Sales by Product Category
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2022	2021	% Growth @ Actual Rates	% Growth @ Constant Rates
Renal Care ¹	$894	$922	(3)%	1%
Medication Delivery ²	706	652	8%	10%
Pharmaceuticals ³	521	552	(6)%	(2)%
Clinical Nutrition [4]	227	234	(3)%	1%
Advanced Surgery [5]	228	217	5%	8%
Acute Therapies [6]	188	207	(9)%	(7)%
BioPharma Solutions [7]	156	135	16%	21%
Patient Support Systems [8]	383	—	N/A	N/A
Front Line Care [9]	294	—	N/A	N/A
Surgical Solutions [10]	78	—	N/A	N/A
Other [11]	32	27	19%	19%
Total Baxter	$3,707	$2,946	26%	29%
1Includes sales of the company’s peritoneal dialysis (PD), hemodialysis (HD) and additional dialysis therapies and services.
2Includes sales of the company’s intravenous (IV) therapies, infusion pumps, administration sets and drug reconstitution devices.
3Includes sales of the company’s premixed and oncology drug platforms, inhaled anesthesia and critical care products and pharmacy compounding services.
4Includes sales of the company’s parenteral nutrition (PN) therapies and related products.
5Includes sales of the company’s biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.
6Includes sales of the company’s continuous renal replacement therapies (CRRT) and other organ support therapies focused in the intensive care unit (ICU).
7Includes sales of contracted services the company provides to various pharmaceutical and biopharmaceutical companies.
8Includes sales of connected care solutions: devices, software, communications and integration technologies.
9Includes sales of integrated patient monitoring and diagnostic technologies to help diagnose, treat and manage a wide variety of illness and diseases, including respiratory therapy, cardiology, vision screening and physical assessment.
10Includes sales of surgical video technologies, tables, lights, pendants, precision positioning devices and other accessories.
11Includes sales of other miscellaneous product and service offerings.
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Product Category Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2022			2021			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$225	$669	$894	$216	$706	$922	4%	(5)%	(3)%
Medication Delivery	472	234	706	411	241	652	15%	(3)%	8%
Pharmaceuticals	157	364	521	200	352	552	(22)%	3%	(6)%
Clinical Nutrition	84	143	227	83	151	234	1%	(5)%	(3)%
Advanced Surgery	136	92	228	126	91	217	8%	1%	5%
Acute Therapies	68	120	188	81	126	207	(16)%	(5)%	(9)%
BioPharma Solutions	52	104	156	44	91	135	18%	14%	16%
Patient Support Systems	295	88	383	—	—	—	N/A	N/A	N/A
Front Line Care	207	87	294	—	—	—	N/A	N/A	N/A
Surgical Solutions	37	41	78	—	—	—	N/A	N/A	N/A
Other	24	8	32	19	8	27	26%	0%	19%
Total Baxter	$1,757	$1,950	$3,707	$1,180	$1,766	$2,946	49%	10%	26%

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2022	2021
Cash flows from operations – continuing operations	$208	$377
Cash flows from investing activities	(304)	(538)
Cash flows from financing activities	(548)	(358)

Cash flows from operations - continuing operations	$208	$377
Capital expenditures	(140)	(171)
Free cash flow - continuing operations	$68	$206
Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Three Months Ended March 31, 2021 to The Three Months Ended March 31, 2022
(unaudited)

	Net Sales Growth As Reported	Hillrom	FX	Operational Sales Growth*
Renal Care	(3)%	0%	4%	1%
Medication Delivery	8%	0%	2%	10%
Pharmaceuticals	(6)%	0%	4%	(2)%
Clinical Nutrition	(3)%	0%	4%	1%
Advanced Surgery	5%	0%	3%	8%
Acute Therapies	(9)%	0%	2%	(7)%
BioPharma Solutions	16%	0%	5%	21%
Patient Support Systems	N/A	N/A	N/A	N/A
Front Line Care	N/A	N/A	N/A	N/A
Surgical Solutions	N/A	N/A	N/A	N/A
Other	19%	0%	0%	19%
Total Baxter	26%	(26)%	3%	3%

U.S.	49%	(46)%	0%	3%
International	10%	(12)%	6%	3%
*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measures
Projected Second Quarter and Full Year 2022 U.S. GAAP Sales Growth to Projected Operational Sales Growth, and Projected Second Quarter and Full Year 2022 U.S. GAAP Earnings Per Share to Projected Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	Q2 2022*	FY 2022*
Sales Growth - U.S. GAAP	26%	23% - 24%
Hillrom	(25)% - (26)%	(22)% - (23)%
Foreign exchange	3% - 4%	2%
Sales Growth - Operational	4%	3%
*Totals may not foot due to rounding

Earnings Per Share Guidance	Q2 2022*	FY 2022*
Earnings per Diluted Share - U.S. GAAP	$0.48 - $0.51	$2.35 - $2.43
Estimated intangible asset amortization	$0.29	$1.11
Estimated business optimization charges	$0.02	$0.16
Estimated acquisition and integration expenses	$0.05	$0.39
Estimated product-related items	$0.00	$0.04
Estimated European medical devices regulation	$0.02	$0.07
Earnings per Diluted Share - Adjusted	$0.86 - $0.89	$4.12 - $4.20
*Totals may not foot due to rounding

The company’s outlook for U.S. GAAP earnings per share only includes the impact of special items that are known or expected as of the date of this release. Accordingly, actual U.S. GAAP earnings per share for the second quarter and full year of 2022 may differ significantly from those amounts. For example, the company’s outlook does not reflect the potential impact of future business or asset acquisitions or dispositions, intangible asset impairments, restructuring actions, developments related to gain or loss contingencies, or unusual or infrequently occurring items that may occur during the remainder of 2022.